Exhibit 10.11

Execution Vertion

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of December [—], 2014, among SKINNYPOP POPCORN LLC (formerly known as TA MIDCO 1, LLC), a Delaware limited liability company (the “Borrower”), TA HOLDINGS 1, INC., a Delaware corporation (“Holdings”), the Lenders party hereto, and JEFFERIES FINANCE LLC, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders (each such Lender party to the Credit Agreement immediately prior to giving effect to this Second Amendment, an “Existing Lender”), the Administrative Agent and the other parties thereto are parties to that certain Credit Agreement, dated as of July 17, 2014 ( as amended by that certain First Amendment to Credit Agreement, dated as of August 18, 2014, the “Credit Agreement”);

WHEREAS, the Borrower has previously notified the Administrative Agent, in accordance with Section 2.20(b) of the Credit Agreement, that it is requesting a Term Commitment Increase in an aggregate principal amount up to $50,000,000 (the “2014 Term Commitment Increase”, and the loans thereunder, the “2014 Incremental Term Loans”);

WHEREAS, each of the Borrower and each Lender party hereto desires to amend the Credit Agreement to, among other things, effect the 2014 Term Commitment Increase and provide for the making of the 2014 Incremental Term Loans, the proceeds of which will be used to (a) pay (together with up to $12,000,000 of cash on hand of the Borrower), the 2014 Dividend (as defined below), (b) pay the Permitted Management Earnout Payment (as defined below), and (c) pay fees and expenses incurred in connection with the foregoing and in connection with this Second Amendment (collectively, the “Transactions”);

WHEREAS, each Person indicated on Schedule 1 hereto (each, a “2014 Incremental Term Lender” and, collectively, the “2014 Incremental Term Lenders”) has advised the Borrower and the Administrative Agent it is willing (and hereby commits) to provide 2014 Incremental Term Loans in the amount set forth opposite such 2014 Incremental Term Lender’s name on Schedule 1 hereto (with respect to each such 2014 Incremental Term Lender, its “2014 Incremental Term Commitment”), in each case, subject to the terms and conditions set forth herein; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to the Transactions and the amendment of certain terms and provisions of the Credit Agreement as set forth herein, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto are willing to do so, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:

I. 2014 Incremental Term Loans.

A. Pursuant to Section 2.20 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section IV.E hereof, on and as of the Second Amendment Effective Date (as defined below):

1. Each 2014 Incremental Term Lender hereby agrees to make a 2014 Incremental Term Loan to the Borrower on the Second Amendment Effective Date in a principal amount up to its respective 2014 Incremental Term Commitment.

2. Each 2014 Incremental Term Lender hereby agrees that upon, and subject to, the occurrence of the Second Amendment Effective Date, such 2014 Incremental Term Lender shall be deemed to be, and shall become, a “Lender” under, the Credit Agreement and the other Loan Documents with respect to its 2014 Incremental Term Loans. From and after the Second Amendment Effective Date, each reference in the Credit Agreement to any 2014 Incremental Term Lender’s “Commitment” shall be (A) its 2014 Incremental Term Commitment made pursuant to this Second Amendment, plus (B) any other Commitment of such 2014 Incremental Term Lender existing as of the Second Amendment Effective Date.

3. The 2014 Incremental Term Loans shall constitute a separate tranche of Term Loans from the existing Term Loans outstanding under the Credit Agreement (the “Existing Term Loans”); provided, that other than with respect to deviations in permissible use of proceeds as set forth in Section II.I below, the 2014 Incremental Term Loans shall be identical to the Existing Term Loans, including, without limitation, with respect to maturity, mandatory prepayments (including the “repricing premium” provisions of Section 2.24 of the Credit Agreement), repayments and other economic terms and shall, together with the Existing Term Loans, constitute a single Class for all purposes of the Credit Agreement.

4. Each 2014 Incremental Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other 2014 Incremental Term Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

B. For purposes of the Credit Agreement, the Second Amendment Effective Date shall be considered an “Incremental Term Facility Closing Date” and this Second Amendment shall be considered an “Incremental Term Facility Amendment”.

II. Additional Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section IV.E hereof, on and as of the Second Amendment Effective Date, the Credit Agreement is hereby amended as follows:

A. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the proper alphabetical order:

““2014 Dividend” means the one-time cash dividend, in an aggregate amount up to $60,000,000, from the Borrower to Holdings, for further distribution by Holdings ratably to all holders of its outstanding Equity Interests.”

““2014 Incremental Term Loans” means the Term Loans funded on the Second Amendment Effective Date by the 2014 Incremental Term Lenders in an aggregate principal amount up to $50,000,000.”

““2014 Incremental Term Lenders” means the Persons listed on Schedule 1 of the Second Amendment.”

““Permitted Management Earnout Payment” has the meaning assigned to such term in the Second Amendment.

““Sanctions” has the meaning assigned to such term in Section 3.16(c).”

““Second Amendment” means the Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, Holdings, the Administrative Agent, and the Lenders party thereto.”

““Second Amendment Effective Date” means December [—], 2014.”

B. Section 1.01 of the Credit Agreement is hereby further amended by deleting the reference to “one Business Day” in clause (a) of the definition of “Defaulting Lender” and inserting “two Business Days” in lieu thereof.

C. Section 1.01 of the Credit Agreement is hereby further amended by deleting the “.” at the end of the first sentence of the definition of “Eurodollar Rate” and inserting in lieu thereof the following:

“; provided, further, that in no event shall the “Eurodollar Rate” be less than zero.”

D. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Incremental Cap” set forth therein in its entirety as follows:

““Incremental Cap” means (a) the amount of the 2014 Incremental Term Loans made on the Second Amendment Effective Date, plus (b) $50,000,000.”

E. Section 2.10(a) of the Credit Agreement is hereby amended by amending and restating in its entirety as follows:

“(a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay the Term Loan Borrowings on the days and in the amounts set forth below:

Date	Amount
March 31, 2015	$2,500,000
June 30, 2015	$2,500,000
September 30, 2015	$2,500,000
December 31, 2015	$2,500,000
March 31, 2016	$2,500,000
June 30, 2016	$2,500,000
September 30, 2016	$2,500,000
December 31, 2016	$2,500,000
March 31, 2017	$2,500,000
June 30, 2017	$2,500,000
September 30, 2017	$2,500,000
December 31, 2017	$2,500,000
March 31, 2018	$2,500,000
June 30, 2018	$2,500,000
September 30, 2018	$2,500,000
December 31, 2018	$2,500,000
March 31, 2019	$2,500,000
June 30, 2019	$2,500,000
Term Maturity Date	All unpaid principal of the Term Loans

F. Section 3.16 of the Credit Agreement is hereby amended by amending and restating clause (c) thereof in its entirety as follows:

“(c) None of Holdings, the Borrower or any of its respective Subsidiaries is (i) a Person that is, or is controlled by a Person that is, the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.”

G. Section 3.16 of the Credit Agreement is hereby further amended by inserting the following paragraph at the end thereof as a new clause (d):

“(d) The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).”

H. Section 5.01(a) of the Credit Agreement is hereby amended and restated as follows:

“(a) on or before the date that is 150 days after the last day of the fiscal year of Holdings ending December 31, 2014 and 120 days after the last day of each fiscal year of Holdings thereafter, an audited consolidated balance sheet and audited consolidated statements of operations and cash flows of Holdings and its Restricted Subsidiaries as of the end of and for such fiscal year, in each case with customary management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized standing (without a “going concern” or like qualification or exception (other than a qualification related solely to the maturity of Loans and Commitments at the Revolving Maturity Date, the Term Maturity Date or the Latest Maturity Date, as applicable, or with respect to, or resulting from, any potential inability to satisfy the Financial Performance Covenant in a future date or period) and without any qualification or exception as to the scope of such audit), such consolidated financial statements in each case to present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of Holdings and its Restricted Subsidiaries (as applicable) on a consolidated basis (as applicable) in accordance with GAAP consistently applied; it being understood and agreed that, with respect to fiscal year ending December 31, 2014 and comparative figures with respect to fiscal year ended December 31, 2013, such figures may not be directly comparative to previous or future periods given the successor and predecessor audit presentation required for the period ending December 31, 2014);”

I. Section 5.10 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“The proceeds of the 2014 Incremental Term Loans will be used to (a) pay the 2014 Dividend, (b) pay the Permitted Management Earnout Payment and (c) pay fees and expenses incurred in connection with the foregoing and in connection with the Second Amendment.”

J. Section 6.06(a) of the Credit Agreement is hereby amended by deleting “and” at the end of clause (xv) thereof, inserting “and” after the “;” at the end of clause (xvi) thereof and inserting the following new clause (xvii) at the end thereof:

“(xvii) the Borrower and Holdings may make the 2014 Dividend on or promptly following the Second Amendment Effective Date.”

K. Section 6.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Holdings will not permit the Total Leverage Ratio as of the last day of any Test Period set forth below to be greater than the ratio set forth opposite such Test Period:

Test Period	Maximum Total Leverage Ratio
September 30, 2014	4.25:1.00
December 31, 2014	4.25:1.00
March 31, 2015	4.25:1.00
June 30, 2015	4.25:1.00
September 30, 2015	4.25:1.00
December 31, 2015	4.00:1.00
March 31, 2016	3.75:1.00

Test Period	Maximum Total Leverage Ratio
June 30, 2016	3.50:1.00
September 30, 2016	3.25:1.00
December 31, 2016	3.25:1.00
March 31, 2017	3.25:1.00
June 30, 2017	3.25:1.00
September 30, 2017	3.25:1.00
December 31, 2017	2.75:1.00
March 31, 2018	2.75:1.00
June 30, 2018	2.75:1.00
September 30, 2018	2.75:1.00
December 31, 2018	2.50:1.00
March 31, 2019	2.50:1.00
June 30, 2019 and thereafter	2.25:1.00

III. Consent and Acknowledgment; Limited Waivers.

A. As of the Second Amendment Effective Date, in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and in this Second Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, the Administrative Agent and the Lenders signatory hereto consent to the amendments to the Credit Agreement as set forth in Sections I and II of this Second Amendment (including, for the avoidance of doubt, the waiver of the scheduled payment of Term Loan Borrowings that otherwise would have been due and payable on December 31, 2014).

B. The Administrative Agent and Lenders signatory hereto hereby waive, with respect to the 2014 Incremental Term Loan Commitments established hereunder, the failure of the Borrower to satisfy the condition set forth in Section 2.20(b)(B)(I) of the Credit Agreement that the Senior Secured Leverage Ratio, calculated on a Pro Forma Basis, immediately before and after giving effect to the 2014 Incremental Term Loans as of the last day of the most recently ended LTM Period, does not exceed 3.50 to 1.00, so long as such Senior Secured Leverage Ratio shall not exceed 3.75 to 1.00.

C. Notwithstanding anything to the contrary in the Credit Agreement, subject to the satisfaction of the conditions set forth in Section 6.06(a)(vi) of the Credit Agreement, the Administrative Agent and Lenders signatory hereto hereby consent to the payment of up to $1,500,000 of the Management Earnout on or about the Second Amendment Effective Date (the “Permitted Management Earnout Payment”).

IV. Miscellaneous Provisions.

A. In order to induce the undersigned to enter into this Second Amendment, each Loan Party hereby represents and warrants to the Lenders on and as of the Second Amendment Effective Date that:

1. Each Loan Party is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to, except as would not reasonably be expected to have a Material Adverse Effect, carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under the Second Amendment Loan Documents to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

2. The performance of this Second Amendment is within such Loan Party’s organizational powers and has been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. This Second Amendment has been duly executed and delivered by such Loan Party and constitutes, and each other Loan Document to which such Loan Party is a party as of the date hereof, constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

3. The performance of the transactions contemplated by this Second Amendment and the execution and delivery of this Second Amendment (a) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority or third party, except (i) such as have been obtained or made and are in full force and effect and (ii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of such Loan Party, (c) will not violate or result in a default or require any consent or approval under any indenture, instrument, agreement, or other document binding upon such Loan Party or its property or to which such Loan Party or its property is subject, or give rise to a right thereunder to require any payment to be made by such Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not violate any Requirements of Law, except for violations that could not reasonably be expected to have a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of such Loan Party, except Liens created by the Security Documents and Liens permitted under the Loan Documents.

B. This Second Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

C. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Second Amendment by facsimile transmission or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart thereof.

D. The parties hereto hereby acknowledge and agree that this Second Amendment is a Loan Document and is subject to Sections 9.09 and 9.10 of the Credit Agreement, the terms of which are incorporated by reference herein, mutatis mutandis, as if set forth in their entirety herein.

E. This Second Amendment shall become effective on the date (“Second Amendment Effective Date”) when:

1. The Administrative Agent (or its counsel) shall have received (a) from the Borrower, Holdings, each 2014 Incremental Term Lender and each Existing Lender, either (i) a counterpart of this Second Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Second Amendment) that such party has signed a counterpart of this Second Amendment and (b) to the extent requested by any 2014 Incremental Term Lender prior to the Second Amendment Effective Date, promissory notes representing such 2014 Incremental Term Lender’s 2014 Incremental Term Loans (the “Notes”, and clauses (a) and (b), collectively, the “Second Amendment Loan Documents”), each of which shall have been delivered (including by way of facsimile or other electronic transmission; provided, that signature pages to the Notes shall promptly after the Second Amendment Effective Date be delivered in original physical copy) to the Administrative Agent, c/o Proskauer Rose LLP, Eleven Times Square, New York, NY 10036, Attention: Van Ann Bui (facsimile number: 212-969-2900 / e-mail address: vbui@proskauer.com).

2. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Second Amendment Effective Date) of Goodwin Procter LLP, in customary form and substance.

3. The Administrative Agent shall have received a certificate of each Loan Party, dated the Second Amendment Effective Date, substantially in the form of Exhibit E-1 to the Credit Agreement or such other form reasonably acceptable to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph 4 of this Section.

4. The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Second Amendment Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Second Amendment Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

5. The Administrative Agent shall have received (a) on behalf of each 2014 Incremental Term Loan Lender, a non-refundable upfront fee equal to 1.00% of the aggregate principal amount of such 2014 Incremental Term Loan Lender’s 2014 Incremental Term Loan Commitment (which may take the form of original issue discount), and (b) to the extent estimated or invoiced prior to the Effective Date, payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by any Loan Party under Section 9.03(a) of the Credit Agreement), which amounts may be offset against the proceeds of the 2014 Incremental Term Loans made on the Second Amendment Effective Date.

6. The Lenders shall have received a certificate, substantially in the form of Exhibit E-2 to the Credit Agreement, from the chief financial officer or chief accounting officer or other officer with equivalent duties of the Borrower certifying as to the solvency of the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions.

7. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement.

8. The Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in paragraphs 10 and 11 below.

9. The Borrower shall have paid, or have caused to be paid, to the Lenders with Existing Term Loans on the Second Amendment Effective Date, all accrued interest owing on the Existing Term Loans to and until the Second Amendment Effective Date.

10. At the time of and immediately after giving effect to the 2014 Incremental Term Loans, no Default or Event of Default shall have occurred and be continuing.

11. The representations and warranties of each Loan Party contained in Section IV.A above and in the other Loan Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Second Amendment Effective Date or on such earlier date, as the case may be.

12. (x) The Senior Secured Leverage Ratio, calculated on a Pro Forma Basis immediately before and after giving effect to the 2014 Incremental Term Loans, shall not exceed 3.75 to 1.00 as of the last day of the most recently ended LTM Period, (y) on a Pro Forma Basis immediately before and after giving effect to the 2014 Incremental Term Loans, the Borrower shall be in compliance with the Financial Performance Covenant at the level that is 0.25 to 1.00 below the then applicable covenant level (after giving effect to this Second Amendment) as of the end of the most recently ended Test Period and (z) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (x) and (y) above, together with reasonably detailed calculations demonstrating compliance with such clauses (x) and (y).

F. Each Loan Party listed on the signatures pages hereof consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Security Documents). Each of the Loan Parties party hereto (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that this Second Amendment does not constitute a novation or termination of the “Secured Obligations” under the Collateral Agreement or other Loan Documents as in effect prior to the Second Amendment Effective Date and which remain outstanding as of the Second Amendment Effective Date, (ii) acknowledges and agrees that the “Secured Obligations” under the Collateral Agreement and the other Loan Documents (as amended hereby) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent such Loan Party granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Secured Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the “Secured Obligations” under the Collateral Agreement or other Loan Documents, including, without limitation, all of the Secured Obligations as amended hereby and (v) agrees that this Second Amendment shall in no manner impair or otherwise adversely affect any of such Liens.

Each Loan Party acknowledges and agrees that nothing in the Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future waiver of the terms of the Credit Agreement.

G. From and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the “Credit Agreement,” shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

Borrower:	SKINNYPOP POPCORN LLC

	By:	/s/ William Christ
	Name:	William Christ
	Title:	President

Holdings:	TA HOLDINGS 1, INC.

	By:	/s/ William Christ
	Name:	William Christ
	Title:	President

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

JEFFERIES FINANCE LLC, as Administrative Agent

By:	/s/ Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

JEFFERIES FINANCE LLC, as a 2014 Incremental Term Lender

By:	/s/ Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

Annaly Middle Market Lending LLC, as a 2014 Incremental Term Lender

By:	/s/ Peter J. Darcy
Name: Peter J. Darcy
Title: Managing Director

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

Compass Bank, as an existing Lender

By:	/s/ Kayle Green
Name: Kayle Green
Title: Managing Director

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

BNP Paribas, as an existing Lender

By:	/s/ David Sommer
Name: David Sommer
Title: Managing Director

By:	/s/ Uzo Arinzeh
Name: Uzo Arinzeh
Title: Director

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

SENIOR CREDIT FUND SPV I, LLC
By:	Senior Credit Fund, LLC, its sole member
By:	Goldman Sachs Asset Management, solely in its
capacity as Administrative Agent, and not as Principal, as an existing Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

JFIN Fund III LLC, as an existing Lender

By:	/s/ Stephen Goetschius
Name: Stephen Goetschius
Title: Managing Director

JFIN MM CLO 2014 Ltd, as an existing Lender

By:	Jefferies Finance LLC,
as Collateral Manager

By:	/s/ Stephen Goetschius
Name: Stephen Goetschius
Title: Managing Director

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

Partners Group Capital LLC, as an existing Lender
By:	Partners Group (USA) Inc. as managing member,
By:	Partners Group (Guernsey) Limited, under
power of attorney

	By:	/s/ Jade Tostevin
Name: Jade Tostevin
Title: Authorised Signatory

	By:	/s/ Brett McFarlane
Name: Brett McFarlane
Title: Authorised Signatory

Partners Group Global Value SICAV, as an existing Lender Executed Partners Group (Guernsey) Limited, under power of attorney

By:	/s/ Jade Tostevin
Name: Jade Tostevin
Title: Authorised Signatory

By:	/s/ Brett McFarlane
Name: Brett McFarlane
Title: Authorised Signatory

Partners Group Private Market Credit Strategies S.A., acting in respect of its Compartment 2013 (II) USD, as an existing Lender Executed by its manager, Partners Group (Guernsey) Limited

By:	/s/ Jade Tostevin
Name: Jade Tostevin
Title: Authorised Signatory

By:	/s/ Brett McFarlane
Name: Brett McFarlane
Title: Authorised Signatory

Partners Group Private Market Credit Strategies S.A., acting in respect of its Compartment 2014 (IV) EUR, as an existing Lender Executed by its manager, Partners Group (Guernsey) Limited

By:	/s/ Jade Tostevin
Name: Jade Tostevin
Title: Authorised Signatory

By:	/s/ Brett McFarlane
Name: Brett McFarlane
Title: Authorised Signatory

Partners Group Private Market Credit Strategies S.A., acting in respect of its Compartment Multi Asset Credit 2014 (I) GBP, as an existing Lender Executed by its manager, Partners Group (Guernsey) Limited

By:	/s/ Jade Tostevin
Name: Jade Tostevin
Title: Authorised Signatory

By:	/s/ Brett McFarlane
Name: Brett McFarlane
Title: Authorised Signatory

Partners Group Private Market Credit Strategies 2013 USD, L.P., as an existing Lender
By:	Partners Group (USA) Inc. as general partner,
By:	Partners Group (Guernsey) Limited, under
power of attorney

	By:	/s/ Jade Tostevin
Name: Jade Tostevin
Title: Authorised Signatory

	By:	/s/ Brett McFarlane
Name: Brett McFarlane
Title: Authorised Signatory

Partners Group Private Market Credit Strategies S.A., acting in respect of its Compartment SIPS Multi-Credit Investments I, as an existing Lender Executed by its manager, Partners Group (Guernsey) Limited

By:	/s/ Jade Tostevin
Name: Jade Tostevin
Title: Authorised Signatory

By:	/s/ Brett McFarlane
Name: Brett McFarlane
Title: Authorised Signatory

SUNS SPV, LLC, as an existing Lender

By:	/s/ Phil Guerin
Name: Phil Guerin
Title: Partner

SkinnyPop – Signature Page to Second Amendment to Credit Agreement

SCHEDULE 1

2014 Incremental Term Loan Lenders	2014 Incremental Term Loan Commitment
Jefferies Finance LLC	$50,000,000.00
Total:	$50,000,000.00